POWER OF ATTORNEY

       Know all by these presents, that the undersigned, Andre Kowaczyk , hereby constitutes and appoints John O'Hara
Horsley,  as the undersigned's true and lawful attorney-in-fact to:

       1.	Execute for and on behalf of the undersigned, in
the undersigned's capacity as an officer and/or director of Transmeta Corporation (the "Company"), any Forms 3, 4 and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder;

       2.	Do and perform any and all acts for and on behalf
of the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4 or 5 and timely file such form with the United States Securities and Exchange Commission and any stock exchange or similar authority; and

       3.	Take any other action of any type whatsoever in
connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interests of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

       The undersigned hereby grants to the attorney-in-fact full power and authority to do and perform any and every act and thing requisite and necessary to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, may lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers granted herein.

The undersigned acknowledges that the foregoing attorney-in-fact, serving in that capacity at the request of the undersigned, is not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Securities
Exchange Act of 1934.

       This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 with respect to the undersigned's holdings and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorney-in-fact.

       IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 7th day of April, 2004.

       	                                       /s/ Andre Kowalczyk
       	                                       Andre Kowalczyk
       	                                      VP of VLSI Engineering